UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25TH, 2003

                        HUBEI PHARMACEUTICAL GROUP, LTD.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                   0-25553                88-0419476
------------------------------  ----------------  ------------------------------
State or other jurisdiction of  (Commission File  I.R.S. employer identification
incorporation or organization        Number)                  number


         410 PARK AVENUE, 15TH FLOOR
              NEW YORK, NY, USA                               10222
----------------------------------------       ---------------------------------
(Address of principal executive offices)                     Zip Code


     Issuer's telephone number                            (604) 881-2899



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

1.) Yes [X] No [ ]               2.). Yes [X] No [ ]


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     No events to report.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the terms of an acquisition agreement with Red Dot Capital previously announced and approved by the shareholders on March 17th, 2003, Hubei Pharmaceutical Group has completed the acquisition of a 57.1% interest in Hubei Pharmaceutical Company Ltd. (HBJV) a Joint Venture between Red Dot Capital Inc. (Red Dot) and Hubei Zenith Airbeck Pharmaceutical Co. Ltd. (Airbeck). An audit of the joint venture has been completed and will be filed with the quarterly report for the period ending July 31st, 2003



ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     No events to report.

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

Moen & Company has been retained to audit the financials of the Registrant as of July 31st, 2003.- The change of auditor was approved by unanimous consent of the board of directors. The accountants report on the financial statements for the past year ended January 31st, 2003 does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The registrant has contacted its previous auditor, Morgan and Company, Chartered Accountants and there are no disagreements between the Registrant and the previous auditor, Chartered Accountants, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their reports for the two most recent fiscal years and the subsequent interim periods preceding their dismissal- Furthermore, the former accountants report for the financial statements for the past year did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

It is not anticipated that the reports of Moen & Company will contain any adverse opinion or disclaimer or opinion, with the exception of a standard going concern' qualification, if applicable.

The registrant has provided Morgan and Company with a copy of the disclosure provided within this caption of this report and has advised the Commission as to whether it agrees or disagrees with the disclosure herein.



A copy of its response is attached hereto and incorporated herein by this reference.

ITEM 5. OTHER EVENTS

PRIVATE PLACEMENT - On July 31st, 2003 Hubei Pharmaceutical Group, Ltd. (the "Company") closed on a private placement of 693,333 units at a price of $0.30 each consisting of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.80 if exercised on or before July 31st, 2004 or at a price of $1.50 if exercised after July 31st, 2004 and before July 31st, 2005. In total, the Company received approximately US$208,000 less approximately US$21,000 in finder's fees. All investors and recipients of finder's fees were arms length from the Company at the time of the investment. These are issued in reliance on exemptions from registration under the Securities Act of 1933, as amended. As a result, all


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shares of the Company issued with respect to the private placement are subject to restrictions on transfer under the applicable provisions of the securities act and carry a legend reflecting such restrictions.


ITEM 6. RESIGNATION OF REGISTRANTS DIRECTOR

     No events to report.

ITEM 7. FINANCIAL STATEMENTS

     No events to report.

ITEM 8. CHANGE IN FISCAL YEAR

     No events to report.

EXHIBITS:
---------

1. Letter from former auditors Morgan and Company.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBEI PHARMACEUTICAL GROUP, LTD.



                    /s/ Reid Li
                    -----------------------------------
                    Reid Li, President




September 3rd, 2003
-------------------
DATE


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                                                                       EXHIBIT 1

                                                                          MORGAN
                                                                       & COMPANY
                                                           CHARTERED ACCOUNTANTS



July 3, 2003



Securities & Exchange Commission
450 - 5th Street NW
Washington, DC
20549 USA

Dear Sirs:

                      RE: HUBEI PHARMACEUTICAL GROUP, LTD.
                      ------------------------------------

Pursuant to the request of the above referenced Company, we affirm that:

1. We have read the Company's response to Item 4 of Form 8-K titled "Changes in Registrant's Certifying Accountant" dated July 3, 2003,: and

2.   We  agree  with  the  response.

Yours truly,



/s/ Jim Philip
Jim Philip, C.A.
for MORGAN & COMPANY

JLP/nm




Tel: (604) 687-5841                                 P.O. Box 1007 Pacific Centre
Fax: (604) 687-0075                         Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                       Vancouver, B.C. V7Y 1A1


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